UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2026

Joby Aviation, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware			001-39524	98-1548118
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

333 ENCINAL STREET

SANTA CRUZ	,	California		95060
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: 831 201-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 7, 2026, Joby Aero, Inc., a wholly-owned subsidiary of Joby Aviation, Inc., (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Capstone STS, LLC, a Texas limited liability company (“Seller”). Pursuant to the terms of the Agreement, the Company agreed to purchase certain real property, improvements and other assets (the “Property”) from the Seller for a purchase price of $61,500,000 (the “Purchase Price”). The Property consists of approximately 728,000 square feet located at 1669 Capstone Way, Vandalia, Ohio.
Under the Agreement, the Company will deposit $1,000,000 in escrow (the “Deposit”). The Company’s obligation to purchase the Property is conditioned upon, among other things, (i) the Company’s review and approval of certain diligence related to the title to the Property and (ii) Seller, or its lending affiliate, being prepared to fund, simultaneous with the closing, a portion of the Purchase Price in accordance with the terms agreed to by the parties.
The Company may terminate the Agreement due to title report objections prior to January 15, 2026. The closing of the transaction (the “Closing”) will occur no later than February 27, 2026. If the Closing does not occur because the Company terminates the agreement due to a title report objection, a material breach of the Seller’s obligations or a condemnation, or damage or destruction of the Property prior to Closing, the Deposit will be returned to the Company. If the Closing does not occur for any other reason, the Deposit will be paid to the Seller as liquidated damages.
The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.
Item 7.01. Regulation FD Disclosure.
On January 7, 2026, the Company issued a press release entitled “Joby to Expand Manufacturing Footprint with Acquisition of Second Ohio Facility.” The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act, as amended, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1#†	Purchase and Sale Agreement, dated January 7, 2026.
99.1	Press Release, dated January 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Regulation S-K, Item 601(b)(10).
† The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date:	January 7, 2026	By:	/s/ Rodrigo Brumana
		Name:	Rodrigo Brumana
		Title:	Chief Financial Officer